Exhibit 10.18

EXECUTION VERSION

FOUNDATION NOTE AMENDMENT AGREEMENT

THIS FOUNDATION NOTE AMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of April 24, 2020, by and among TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower identified on the signature pages hereto, and the DAVID A. STRAZ, JR. FOUNDATION (the “Foundation,” and a “Lender”).

The Borrower has requested that the Lenders agree to the amendment and restatement of the Existing Notes, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement and the other Loan Documents, as applicable, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Amended and Restated Note(s)” or “Note(s)” means the Amended and Restated 12% 2020 Senior Secured Promissory Notes of Borrower in favor of the Lenders dated as of the date hereof, each of which shall be substantially in the form of Exhibit A. The Amended and Restated Note in favor of the Foundation is described in more detail on Schedule 1.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Business Day” means a day other than Saturday or Sunday on which banks are open for business in Plano, Texas.

“Closing” means the closing of the transactions provided for in this Agreement.

“Closing Date” means the first date that all of the conditions precedent set forth in Section 4.01 are satisfied.

“Collateral” means the property of Borrower and its Subsidiaries as described in and made, or intended to be made, subject to the Collateral Documents.

“Collateral Agent” means the Trust, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means (a) the Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated as of the Closing Date from Torchlight Hazel, LLC, as mortgagor, to the Collateral Agent, (b) the Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated as of the Closing Date from Hudspeth Oil Corporation, as mortgagor, to the Collateral Agent, as acknowledged and agreed, as set forth in Section 7.21 only of said agreement, by McCabe Petroleum Corporation and Greg McCabe, in his individual capacity, (c) the Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated as of the Closing Date from Torchlight Energy Resources, Inc., as mortgagor, to the Collateral Agent, (d) any letters in lieu of transfer orders in respect of the forgoing instruments and (e) any and all other security agreements, pledge agreements, mortgages, deeds of trust, financing statements, fixture filing financing statements, deposit account control agreements or any other security instruments entered into by Borrower or any of its Subsidiaries from time to time, in each forgoing case, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Change of Control” means an event or series of events by which: (any “person” or “group” (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) shall have acquired a greater than 50% beneficial ownership in Borrower’s Equity Interests; (b) Borrower disposes of all or substantially all of its assets, or (c) Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans pursuant to all Amended and Restated Note(s) payable in favor of or otherwise owned by such Lender.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Disposition” or “Dispose” means, except as it relates or pertains to the sale of any Equity Interest of the Borrower or as it relates or pertains to any transaction by or with Warwink Properties, LLC, which are specifically excluded herefrom, any single or series of transactions, agreements or arrangements involving any of the following, whether directly or indirectly: (a) any sale, farmout, assignment, transfer, license, lease or other disposition of all or any portion of any property or asset, or any rights and claims associated therewith (including any sale and leaseback); (b) any sale, farmout, assignment, transfer, or other disposition of all or any portion of any Equity Interest of any Person that directly or indirectly owns any property or asset; (c) any joint venture, partnership or similar business venture with any Person pursuant to which any property or asset is commercially exploited or otherwise included in such venture; or (d) any other transaction, agreement or arrangement pursuant to which access to or use of any property or asset is granted or otherwise provided, or from which any Restricted Payments, profits or proceeds related to or arising in connection with any property or asset are derived.

“Disposition Conditions” means all of the following requirements with respect to any proposed Disposition: (a) all mandatory prepayments required pursuant to Section 2.05 have been paid in full; (b) none of the Borrower, any Subsidiary, or any Affiliate of Borrower or any Subsidiary may be a counterparty to such Disposition; (c) the Disposition may not be for less than fair market value and on commercially reasonable arm’s length terms; (d) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (e) true, correct, and complete copies of the Disposition Documents shall have been provided to the Collateral Agent no later than five (5) days prior to the Disposition, and the Collateral Agent shall have approved of the terms thereof, such approval not to be unreasonably withheld.

“Disposition Documents” shall mean all material agreements and documents pursuant to which any Disposition shall be consummated, including any purchase agreement, shareholder agreement, operating agreement, partnership agreement, joint venture agreement, and all related material instruments, agreements, and documents executed in connection therewith, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

“Disqualified Equity” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), on or before 90 days after the Maturity Date of the Amended and Restated Notes: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity.

“Equity Interest” means, as to any Person, all shares of capital stock of (or other ownership interests in) such Person, all warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership interests in) such Person, all securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all other ownership interests in such Person.

“Existing Note(s)” means the 12% Senior Unsecured Promissory Note(s) of Borrower in favor of the Lenders. The Existing Note in favor of the Foundation is described in more detail on Schedule 1.

“GAAP” means, subject to Section 1.02, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazel Property” has the meaning set forth in the Collateral Documents.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any swap contract; (d) indebtedness secured by a Lien on property owned or being purchased by such Person; (e) the amount under any capitalized lease or synthetic lease obligation of any Person that would appear on its balance sheet prepared in accordance with GAAP; (f) all Disqualified Equity; and (g) all guarantees of any Person in respect of any of the foregoing.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender(s)” means the Foundation, the Trust, and and any other Person that shall have become a Lender pursuant to the terms hereof or pursuant to any other Loan Document.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a loan by a Lender to the Borrower evidenced by an Amended and Restated Note.

“Loan Documents” means, collectively, this Agreement, all Amended and Restated Notes, all Collateral Documents, and any other documents entered into from time to time in connection herewith and therewith, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower or any Subsidiary to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Documents.

“Maturity Date” means April 10, 2021.

“Obligations” means all Amended and Restated Notes, all Loans, all advances to, debts, liabilities, including, without limitation, principal, interest, fees and indemnities, obligations, covenants and duties of, the Borrower and of the Subsidiaries arising under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower, any Subsidiary, or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Orogrande Property” has the meaning set forth in the Collateral Documents.

“Permitted Liens” means:

(a)       Liens granted under a Collateral Document and securing the Obligations;

(b)       Liens existing on the date hereof and listed on Schedule 6.02;

(c)       Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)       easements, rights-of-way, restrictions and other similar encumbrances affecting real property and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(e)       leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, or (ii) secure any Indebtedness.

(f)       Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, suppliers, laborers, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings in an aggregate amount not to exceed $1,000,000; provided that such reserve as may be required by GAAP shall have been made therefor, provided further that even if such reserves are made and any such Liens relate to Collateral, such Liens could not be expected to materially impair the use of, or proceeds derived from, the Collateral;

(g)       Liens to operators and non-operators under joint operating agreements, unitization and pooling agreements and related orders arising in the ordinary course of the business of Borrower or any of its Subsidiaries to secure amounts owing, which amounts are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings; provided that such reserve as may be required by GAAP shall have been made therefor, provided further that even if such reserves are made and any such Liens relate to Collateral, such Liens could not be expected to materially impair the use of, or proceeds derived from, the Collateral; and

(h)       royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Indebtedness for borrowed money and that are taken into account in computing the net revenue interests and working interests of Borrower or any of its Subsidiaries warranted in this Agreement or in any other Loan Document;

provided, that Liens described in clauses (b) through (h) above shall not constitute Permitted Liens upon the initiation of any foreclosure or judicial proceedings with regard to the property encumbered by such Liens and; provided further, no intention to subordinate the first priority Lien granted in favor of the Collateral Agent for the ratable benefit of the Lenders is hereby implied or expressed or is to be inferred by the permitted existence of such Permitted Liens.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pro Rata Share” means, with respect to any Lender, the percentage equal to such Lender’s share of the Loans, based on the then outstanding principal amounts of the Loans. The Foundation’s percentage as of the date of this Agreement is set forth on Schedule 1. The Trust’s percentage as of the date of this Agreement is sixty-eight percent (68%).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures representing more than 50% of the Credit Exposures of all Lenders.

“Restricted Payment” means any repurchase, dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower, except for Warwink Properties, LLC, which is specifically excluded from the definition of Subsidiary hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trust” means The David A. Straz, Jr. Irrevocable Trust dtd 11/11/1986, The Northern Trust Company and Christopher M. Straz, as Co-Trustees.

SECTION 1.02 Accounting Terms; Changes in GAAP.

(a)       Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders shall be prepared in accordance with GAAP as in effect at the time of such preparation.

(b)       Changes in GAAP. If the Borrower notifies the Collateral Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Collateral Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

AMENDMENT AND RESTATEMENT OF NOTES

SECTION 2.01 Amendment and Restatement of Notes.

(a)       Subject to the terms and conditions set forth herein, the Lender party hereto agrees to the amendment and restatement of the Existing Note(s) held by such Lender and the replacement thereof with the Amended and Restated Note as identified on Schedule 1. The Amended and Restated Note(s) issued to such Lender shall amend, restate, replace and supersede (but not cause a novation of) the Existing Note(s) held by such Lender. Concurrently with the Closing, the Borrower shall execute and deliver such Amended and Restated Note(s) to the Lender party hereto.

(b)       The terms and provisions of the Existing Note(s) held by the Lender party hereto shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of the Amended and Restated Note(s) issued to the Lender party hereto. This Agreement and the Amended and Restated Note(s) are not intended to and shall not constitute a novation, payment and reborrowing or termination of the obligations under the Existing Note(s). All advances made and obligations incurred under the Existing Note(s) held by the Lender party hereto that are outstanding on the Closing Date shall continue as advances and obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents in favor of or for the benefit of the Lender party hereto. Without limiting the foregoing, on the Closing Date, all obligations constituting “Obligations” owed to the Lender party hereto that are outstanding on the Closing Date shall continue as Obligations under this Agreement and such other Loan Documents.

SECTION 2.02 Accrued Interest; Fees. No later than twenty (20) days following the Closing Date, the Borrower shall pay (a) to the Lenders all past due interest that has accrued on the Existing Notes; and (b) to The David A. Straz, Jr. Irrevocable Trust dtd 11/11/1986, The Northern Trust Company and Christopher M. Straz, as Co-Trustees, an extension fee in the amount of One Hundred Seventy Thousand and No/100 Dollars ($170,000). If any of the payments required by this Section 2.02 is not paid on the required date, such nonpayment shall constitute an Event of Default hereunder automatically and without any further action required of any Lender.

SECTION 2.03 Loan Payments. Principal and interest on the unpaid principal amount of each Loan shall be paid by Borrower to Lenders in proportion to their respective Pro Rata Shares, and in accordance with the terms of the Amended and Restated Notes, at such interest rate and in such amounts, and on such dates as set forth in the Amended and Restated Notes. Notwithstanding the foregoing, the outstanding principal balance of all Loans shall be paid in full on the Maturity Date, also in proportion to the Lenders’ respective Pro Rata Shares. All payments of principal or interest shall be made by Borrower to the Lenders without setoff, recoupment or counterclaim and in immediately available funds at the office or account specified by the respective Lender.

SECTION 2.04 Voluntary Prepayments. Subject to compliance with Section 4 of the Amended and Restated Notes, Borrower may from time to time, on at least ten (10) Business Days’ written notice to Lenders prepay the Loans to the Lenders in accordance with their Pro Rata Shares in whole or in part. Such notice shall specify the date of prepayment and amount of the Loans to be prepaid. The application of such prepayments shall be allocated among such of the Lenders in proportion to their respective Pro Rata Shares. Any partial prepayment shall be subject to the terms of each Amended and Restated Note (including Sections 4 and 5 thereof).

SECTION 2.05 Mandatory Prepayments.

(a)            Borrower shall prepay the Loans to the Lenders in accordance with their Pro Rata Shares at the following times and in the following amounts:

(i)       upon any Disposition of less than 100% of Borrower’s right, title and interest (as determined at the time of the Disposition ) in and to the Orogrande Property or the Hazel Property, within three (3) Business Days of any such Disposition, a prepayment amount equal to 75% of the proceeds thereof (up to the outstanding amount due under the Amended and Restated Notes), unless such Disposition results in Borrower directly or indirectly owning less than a 45% working interest ( on an 8/8ths basis) in the Orogrande Property or the Hazel Property, in which case the prepayment amount shall equal 100% of such proceeds (up to the outstanding amount due under the Amended and Restated Notes);

(ii)      upon any Disposition of 100% of Borrower’s right, title and interest (as determined at the time of the Disposition ) in and to the Orogrande Property or the Hazel Property, or upon any other Disposition of any other Collateral, within three (3) Business Days of any such Disposition, a prepayment amount equal to 100% of the proceeds thereof (up to the outstanding amount due under the Amended and Restated Notes); and

(iii)     within three (3) Business Day of the receipt by Borrower or any Subsidiary of any proceeds from eminent domain or condemnation with respect to any Collateral, a prepayment amount equal to 75% of such proceeds thereof (up to the outstanding amount due under the Amended and Restated Notes).

Notwithstanding the foregoing, no Disposition may occur unless the requirements set forth in Section 2.06(b) and Section 6.04 are satisfied.

(b)          Borrower shall give written notice to Collateral Agent and Lenders at least one (1) Business Day prior to each mandatory prepayment. All mandatory prepayments of the Loans shall be allocated among such of the Lenders in proportion to their respective Pro Rata Shares.

SECTION 2.06 Collateral.

(a) Payment of the Loans shall be secured by the Collateral as provided in the Collateral Documents. The Borrower and each Subsidiary hereby authorizes the Collateral Agent to file all such Collateral Documents of public record in any applicable Texas counties and any necessary Uniform Commercial Code financing statements describing the Collateral in such form and in such jurisdictions where the Collateral Agent shall determine. The Borrower and each Subsidiary agree that they shall, from time to time at the request of the Collateral Agent, execute and deliver such documents and do such acts and things as the Collateral Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.

(b) Neither Borrower nor any Subsidiary may Dispose of any Collateral except in exchange for cash, unless otherwise permitted by the Required Lenders in their sole discretion. If the Required Lenders permit the Disposition of any Collateral in exchange for any Equity Interest, any such Equity Interest shall constitute Collateral and shall be encumbered by a first priority Lien in favor of the Collateral Agent for the benefit of the Lenders pursuant to the Collateral Documents.

(c) In connection with any Disposition of Collateral pursuant to which all Disposition Conditions have been satisfied, in the event any Obligations remain unpaid following application of all required payments pursuant to Section 2.05, the Collateral Agent will release from the Lien of the applicable Collateral Documents such portion of the applicable Collateral that has been Disposed.

SECTION 2.07 Subsidiary Guarantees.

(a)       Subsidiary Guarantees. Each Subsidiary hereby unconditionally and irrevocably guarantees the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations owed to the Lender party hereto, now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Borrower or any Subsidiary, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Loan Documents in favor of or for the benefit of the Lender party hereto (such Obligations collectively, the “Guaranteed Obligations”), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights hereunder. Without limiting the generality of the foregoing, the Guaranteed Obligations shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any Subsidiary to the Collateral Agent or the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving the Borrower or any of its Subsidiaries.

(b)       Obligations Absolute. Each Subsidiary guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents, regardless of any Law or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The obligations of each Subsidiary under this Section 2.07 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Subsidiary to enforce such obligations, irrespective of whether any action is brought against Borrower or any Subsidiary, or whether any such Person is joined in any such action or actions. The liability of each Subsidiary under this Section 2.07 constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (i) any lack of validity of any of the Loan Documents; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Loan Documents, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise; (iii) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any Guaranteed Obligations; (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Borrower or any Subsidiary; or (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries. The terms of this Section 2.07 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of Borrower or any Subsidiary or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

(c)       Continuing. Each Subsidiary hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and any requirement that the Lenders exhaust any right or take any action against Borrower, any other Subsidiary, any other Person, or any Collateral. Each Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 2.07 is knowingly made in contemplation of such benefits. Each Subsidiary hereby waives any right to revoke the guaranty provided in this Section 2.07, and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. The guaranty provided herein is a continuing guaranty and shall (i) remain in full force and effect until the later of the indefeasible cash or other payment in full of the Guaranteed Obligations, (ii) be binding upon each Subsidiary, its successors and assigns, and (ii) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns.

SECTION 2.08 Lenders’ Parity. Each Lender shall participate with respect to its Pro Rata Share in all payments made or received from Borrower and its Subsidiaries pursuant to this Article. To the extent either Lender receives more than its Pro Rata Share, that Lender shall promptly on demand from the other Lender, pay over the excess to the other Lender so that the Lenders have cumulatively received all payments under this Article in accordance with their respective Pro Rata Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower and each Subsidiary represents and warrants to the Lenders that:

SECTION 3.01 Existence; Qualification and Power . The Borrower and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license. Each Subsidiary of Borrower is identified on Schedule 3.01. Each Subsidiary is wholly owned by Borrower. The common stock of the Borrower is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”).

SECTION 3.02 No Contravention. The execution, delivery and performance by the Borrower or any Subsidiary of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contractual obligation to which the Borrower or any Subsidiary is a party or affecting the Borrower, any Subsidiary or the properties of the Borrower or any Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (c) violate any Law.

SECTION 3.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Subsidiary of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect (other than filings to be made with the SEC).

SECTION 3.04 Financial Statements; No Material Adverse Change.

(a)       Financial Statements. The Borrower’s financial statements set forth in its Form 10-K report filed with the SEC (the “Annual Report”) for the year ended December 31, 2019 (the “Financial Statements”) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)       No Material Adverse Change. Since the date of the Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05 Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrower or any Subsidiary, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

SECTION 3.06 No Material Adverse Effect; No Default. Neither the Borrower nor any Subsidiary thereof is in default under or with respect to any contractual obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.07 Taxes. The Borrower and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Disclosure. The Borrower has disclosed to the Lenders, or disclosed in the SEC Documents (as defined below in Section 3.09), all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The SEC Documents, the Annual Report and the reports, financial statements, certificates and other written information furnished by or on behalf of the Borrower to any Lender in connection herewith, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading.

SECTION 3.09 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (collectively, the “SEC Documents”). As of their respective dates, the SEC Documents comply with the Exchange Act and all other requirements of Applicable Law.

SECTION 3.10 Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Credit Extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12 Sanctions; Anti-Corruption.

(a)       None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b)       The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

SECTION 3.13 Solvency. The Borrower and each Subsidiary is Solvent.

SECTION 3.14 Liens. Neither the Borrower nor any Subsidiary has any Liens on any of their respective assets or properties other than Permitted Liens.

ARTICLE IV

CONDITIONS

SECTION 4.01 Closing Date. The obligation of the Lender party hereto is subject to the satisfaction of the following conditions (and, in the case of each document specified in this Section to be received by such Lender, such document shall be in form and substance satisfactory to each Lender):

(a)       Executed Counterparts. The Lender shall have received from each party hereto a counterpart of this Agreement, each Amended and Restated Note, and each other Loan Document, signed on behalf of such party (or written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement).

(b)       Certificates. The Lender shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of the Borrower and each Subsidiary as the Lender may require evidencing the identity, authority and capacity of each responsible officer thereof authorized to act in connection with the Loan Documents.

(c)       Corporate Documents. The Lender shall have received such other documents and certificates (including organizational documents and good standing certificates) as the Lender may reasonably request relating to the organization, existence and good standing of the Borrower and each Subsidiary, and any other legal matters relating to the Borrower, any Subsidiary, the Loan Documents or the transactions contemplated thereby.

(d)       Officer’s Certificate. The Lender shall have received a certificate, dated the Closing Date and signed by a responsible officer of the Borrower and each Subsidiary, confirming satisfaction of the conditions set forth in this Section and compliance with the conditions set forth in this Agreement.

(e)       Other Documents. The Lender shall have received such other documents as the Lender may reasonably request.

(f)       Representations and Warranties. The representations and warranties of the Borrower and each Subsidiary set forth in this Agreement and in any other Loan Document shall be true and correct in all respects.

(g)       No Default. No Default shall have occurred and be continuing.

For purposes of determining satisfaction of the conditions specified in this Section, the Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender party hereto unless the Borrower shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

AFFIRMATIVE COVENANTS

Until all Obligations shall have been paid in full, the Borrower and each Subsidiary covenants and agrees with the Lender party hereto that:

SECTION 5.01 Financial Statements. The Borrower will ensure that the following financial statements are filed with the SEC, or if at any time the Borrower is no longer subject to SEC filing obligations the Borrower will deliver the following to each Lender:

(a)       as soon as available, and in any event no later than the date required to be filed with the SEC (including permitted extensions), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(b)       as soon as available, and in any event no later than the date required to be filed with the SEC (including permitted extensions), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a financial officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes.

SECTION 5.02 Certificates; Other Information. The Borrower will deliver to each Lender:

(a)       concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed certificate signed by a responsible officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(b)       unless filed with the SEC and publicly available at the SEC’s website, promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower or any Subsidiary may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;

(c)       promptly after the furnishing thereof, copies of any material request or notice received by the Borrower or any Subsidiary, or any statement or report furnished by the Borrower or any Subsidiary to any holder of debt securities of the Borrower or any Subsidiary, pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant hereto;

(d)       promptly after receipt thereof by the Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary thereof;

(e)       promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as any Lender may from time to time reasonably request; and

(f)       promptly following any request therefor, such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

SECTION 5.03 Notices. The Borrower will promptly notify each Lender of:

(a)       the occurrence of any Default;

(b)       the filing or commencement of any action, suit, investigation or proceeding (including any thereof by or before any arbitrator or Governmental Authority) against or affecting the Borrower, any Subsidiary, or any Affiliate thereof, that could reasonably be expected to have a Material Adverse Effect;

(c)       any material change in accounting or financial reporting practices by the Borrower or any Subsidiary; and

(d)       any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an officer of the Borrower setting forth the details of the occurrence requiring such notice and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 5.04 Preservation of Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties The Borrower will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06 Payment of Obligations The Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

SECTION 5.09 Sanctions; Anti-Corruption Laws. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

ARTICLE VI

NEGATIVE COVENANTS

Until all Obligations have been paid in full, the Borrower and each Subsidiary covenants and agrees with the Lender party hereto that:

SECTION 6.01 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, unless all of the following conditions are satisfied: (a) such Indebtedness is not secured by any Lien on any Collateral; (b) other than any existing Indebtedness owed by the Borrower that is described on Schedule 6.01 (provided that no individual note indebtedness in excess of $1,000,000, as reflected on Schedule 6.01, will be prepaid in cash), such Indebtedness does not have a maturity date on or before 90 days after the Maturity Date of the Amended and Restated Notes; and (c) such Indebtedness is incurred with a person that is not an Affiliate of Borrower or any Subsidiary, is negotiated on an arm’s length basis with commercially reasonable terms, and the proceeds of which are used to finance the acquisition, exploration, drilling or improvements of the Borrower or the Subsidiaries’ oil and gas properties or for their other customary general business purposes.

SECTION 6.02 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens.

SECTION 6.03 Fundamental Changes. The Borrower will not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except in a transaction in which the Notes are fully paid.

SECTION 6.04 Dispositions. The Borrower will not, and will not permit any Subsidiary to, make or enter into any transaction involving: (a) any Disposition of or with respect to any Collateral, or enter into any agreement with respect thereto, unless all Disposition Conditions are satisfied; or (b) any other Disposition of any assets or property unless all Disposition Conditions (other than the condition in Subsection (a) of such defined term) are satisfied.

SECTION 6.05 Restricted Payments; Compensation. The Borrower will not, and will not permit any Subsidiary to, declare or make, directly or indirectly: (a) any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that each Subsidiary may make Restricted Payments to the Borrower, so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom; or (b) any compensation of any officer or employee except in the ordinary course of business and consistent with customary past practices (and in any case not any of the past-due compensation outstanding on the Closing Date, other than the conversion of any past due compensation into shares of common stock of the Borrower).

SECTION 6.06 Transactions with Affiliates. Other than any existing transaction between the Borrower and an Affiliate, which is described on Schedule 6.06, the Borrower will not, and will not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrower of any Subsidiary, whether or not in the ordinary course of business; provided that the foregoing restriction shall not apply to Restricted Payments and compensation permitted by Section 6.05.

SECTION 6.07 Changes in Nature of Business . The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

SECTION 6.08 Sanctions; Anti-Corruption Use of Proceeds. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)       the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days;

(c)       any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(d)       the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Section 2.02, Section 5.03 or 5.04, or in Article VI;

(e)       the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 30 or more days after notice thereof by the Collateral Agent to the Borrower;

(f)       (i) the Borrower or any Subsidiary shall fail to make any payment when due in respect of any Indebtedness (other than Indebtedness under the Loan Documents); or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause such Indebtedness to become due or to be repurchased, or redeemed prior to its stated maturity;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing, or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i)       there is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $300,000, or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;

(j)       a Change of Control shall occur;

(k)       any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower or any of its Subsidiaries denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

(l)       the title to any material part of the Collateral shall become the subject matter of litigation before any Governmental Authority or arbitrator that has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to Borrower or of its Subsidiaries; or

(m)       (i) the Collateral Agent fails to have a perfected Lien in any portion of the Collateral (other than Collateral released in accordance with the Loan Documents), or (ii) any Collateral Document shall at any time and for any reason cease to create the Lien on the Collateral purported to be subject to such instrument in accordance with the terms of such instrument (except to the extent that (x) any loss of perfection or priority is permitted by the terms of the Loan Document or (y) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent to take any action necessary to secure the validity, perfection or priority of the Liens; or

(n)       The occurrence of a Material Adverse Effect, as determined by Lender in good faith;

then, and in every such event, the Loans shall be in Default and the Lender party hereto may, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(i)       declare the Loans owed to such Lender then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans owed to such Lender so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

(ii)       exercise all rights and remedies available to the Lender party hereto under the Loan Documents in favor of or for the benefit of the Lender party hereto, and under Applicable Law;

provided that, in case of any event with respect to the Borrower described in clause (g) or (h) of this Section, the principal of the Loans owed to such Lender then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, at any time thereafter, the Collateral Agent may enforce the rights of the Lenders under the Collateral Documents.

SECTION 7.02 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Collateral Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall be applied as follows:

(i)       first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal) payable to the Lenders arising under the Loan Documents, pro rata to the Lenders based on each Lender’s Pro Rata Share thereof, until paid in full;

(ii)      second, to payment of that portion of the Obligations constituting accrued unpaid interest on the Loans, pro rata to the Lenders based on each Lender’s Pro Rata Share thereof, until paid in full;

(iii)      third, to payment of that portion of the Obligations constituting outstanding principal of the Loans, pro rata to the Lenders based on each Lender’s Pro Rata Share thereof, until paid in full;

(iv)      fourth, to payment of all other Obligations owing to each Lender, pro rata to the Lenders based on each Lender’s Pro Rata Share thereof, until paid in full; and

(v)      finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE VIII

AGENCY

SECTION 8.01 Appointment and Authority. The Lender party hereto hereby irrevocably appoints The David A. Straz, Jr. Irrevocable Trust dtd 11/11/1986, The Northern Trust Company and Christopher M. Straz, as Co-Trustees, to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Collateral Agent and the Lenders and the Collateral Agent may fully rely on these provisions as a third party beneficiary. The Borrower shall not have rights as a third-party beneficiary of any of such provisions. Use of the term “agent” herein or in any other Loan Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of lending market custom, and is intended to create or reflect only an administrative relationship between Lenders and the Collateral Agent.

SECTION 8.02 Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a)         The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the foregoing, the Collateral Agent shall not, by virtue of the agency relationship created hereunder:

(i)       be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)       have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Collateral Agent is required to exercise as directed in writing by the Required Lenders; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii)      except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.

(b)         The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Collateral Agent in writing by the Borrower or a Lender.

(c)         The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document.

SECTION 8.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.

SECTION 8.06 Resignation of Collateral Agent.

(a)       The Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Collateral Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Collateral Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)       With effect from the Resignation Effective Date: (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent (other than any rights to indemnity payments owed to the retiring Collateral Agent), and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

SECTION 8.07 Non-Reliance on Agents and Other Lenders. The Lender party hereto acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Lender party hereto also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Subsidiary, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and the Collateral Agent under Section 9.03) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Lender party hereto to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 9.03.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices; Public Information.(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:

(i)       if to the Borrower, to the following address: 5700 Plano Parkway, Suite 3600, Plano, Texas 75093; Attention of John Brda (Telephone No. 314-920-0890; Email: john@torchlightenergy.com);

(ii)      if to the Collateral Agent, to the following address: The Northern Trust Company, 1515 Ringling Blvd., Suite 1100, Sarasota, Florida 34236; Attention: Thomas M. Lara (Telephone No.(941) 329-2624; Email: tl1@ntrs.com);

(iii)     with a copy to the following address: Hill Ward Henderson, 101 E. Kennedy Blvd., Suite 3700, Tampa, Florida; Attention: David S. Felman (Telephone No. 813-227-8483; Email: david.felman@hwhlaw.com);

(iv)     if to the Lender party hereto, to it at its address (or email address) set forth in the Amended and Restated Note held by the Lender party hereto or such other address as the Lender party hereto may designate.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in Section 9.06(b) below, shall be effective as provided in said Section 9.06(b).

SECTION 9.02 Waivers; Amendments.

(a)       No Waiver; Remedies Cumulative; Enforcement. The execution of this Agreement and the new Loan Documents shall not constitute a waiver of any Default or Event of Default in the Existing Note(s) or any other Loan Document existing on the date hereof, other than the waiver by the Lender of the payment of interest, when due, on April 1, 2020, nor shall it eliminate any right which any Lender may otherwise have to exercise any remedies by virtue of any Default or Event of Default. No failure or delay by the Collateral Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent and the Lender party hereto and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Collateral Documents against the Borrower and the Subsidiaries shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Collateral Agent in accordance with Section 7.01 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, or (ii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Collateral Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Collateral Agent pursuant to Section 7.01 and (y) in addition to the matters set forth in clause (ii) of the preceding proviso and subject to the terms of Article II hereof and Section 7.01, in such case any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(b)       Amendments, etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i)       extend or increase any Loan commitment of any Lender without the written consent of such Lender;

(ii)       reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby;

(iii)       postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv)       change Section 2.04, Section 2.05, or Section 7.01 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v)       waive any condition set forth in Section 4.01 without the written consent of each Lender; or

(vi)       change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Collateral Agent, unless in writing executed by the Collateral Agent, in addition to the Borrower and the Lenders required above.

Notwithstanding anything in this Section to the contrary, if the Collateral Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Collateral Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Collateral Agent within ten Business Days following receipt of notice thereof.

SECTION 9.03 Expenses; Indemnity; Waiver.

(a)       Costs and Expenses. The Borrower and each of its Subsidiaries shall pay all out-of-pocket expenses (collectively, the “Enforcement Expenses”) incurred by the Collateral Agent and any Lender (including the fees, charges and disbursements of any counsel for the Collateral Agent and any Lender) in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. In the absence of payment by the Borrower such Enforcement Expenses incurred by the Collateral Agent, each Lender shall reimburse the Collateral Agent for its Pro Rata Share of the Enforcement Expenses. Notwithstanding the preceding, all parties are responsible for their own costs and expenses with respect to the negotiation and creation of the Loan Documents.

(b)       Indemnification by the Borrower. THE BORROWER AND EACH OF ITS SUBSIDIARIES SHALL INDEMNIFY THE COLLATERAL AGENT, EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE) INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER AND EACH OF ITS SUBSIDIARIES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OF ITS SUBSIDIARIES AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR ANY OF ITS SUBSIDIARIES HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (Z) RESULT FROM A CLAIM NOT INVOLVING AN ACT OR OMISSION OF THE BORROWER OR ANY OF ITS SUBSIDIARIES AND THAT IS BROUGHT BY AN INDEMNITEE AGAINST ANOTHER INDEMNITEE (OTHER THAN AGAINST THE ARRANGER OR THE COLLATERAL AGENT IN THEIR CAPACITIES AS SUCH). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)       Estoppel and Release. Each of the Borrower and the Subsidiaries hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of such party as against the Collateral Agent or any Lender with respect to the Existing Note(s) or any other aspect of the transactions contemplated thereby, or alternatively, that any such right of offset, defense, counterclaim, claim, or objection is hereby expressly waived. In connection with the foregoing, and in consideration of the Lenders’ agreement to accept the Amended and Restated Notes and to enter into this Agreement, each of the Borrower and the Subsidiaries for itself and all of its respective heirs, personal representatives, predecessors, successors, and assigns (the “Releasors”), hereby jointly and severally releases, remises, and forever discharges the Collateral Agent and each Lender, and each of their Subsidiaries, Affiliates, Related Parties, successors and assigns (the “Releasees”) from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liens, offsets, liabilities, or obligations, of any kind or character, including without limitation such claims and defenses as fraud, mistake, duress, and usury, whether in law or in equity, known or unknown, choate or inchoate, (collectively, the “Claims”) which any Releasor it has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, Existing Notes or any other aspect of the transactions contemplated thereby, from the beginning of time until the date hereof. It is the express intent of Releasors and Releasees that the release and discharge set forth in this Subsection be construed as broadly as possible in favor of Releasees so as to foreclose forever the assertion by any of the Releasors of any Claims against any of the Releasees.

(d)       Waiver of Appraisement, Valuation, Stay. In consideration of the Lender party hereto’s agreement to accept the Amended and Restated Notes and to enter into this Agreement, each of the Borrower and the Subsidiaries agree that neither the Borrower nor any Subsidiary nor anyone claiming through or under the Borrower or any Subsidiary will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, cash collateral, extension, homestead, exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of any Collateral Documents, the absolute sale of the Collateral encumbered thereby, or the delivery of possession thereof immediately after such sale to the purchaser at such sale. Each of the Borrower and the Subsidiaries for themselves and all who may at any time claim through or under them, hereby waive to the full extent that they may lawfully do so, the benefit of all such laws, and any and all right to have the assets subject to the lien of the Collateral Documents marshaled upon any foreclosure or sale.

(e)       Bankruptcy. In the event the Borrower or any Subsidiary files a petition for relief under any chapter of the United States Bankruptcy Code, the Lenders shall be entitled to, and the Borrower and each Subsidiary hereby consents to immediate relief from the automatic stay imposed by the Bankruptcy Code in order that the Lenders may take any and all actions necessary to enforce any rights the Lenders may have under the Loan Documents, including but not limited to the commencement or continuation of the foreclosure of any security documents or otherwise compel the specific performance of any Obligations under the Loan Documents.

(f)         Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each of the Borrower and its Subsidiaries shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(g)         Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 9.04 Successors and Assigns.

(a)         Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, or (ii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (c) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and to the extent expressly contemplated hereby, the Collateral Agent and the Related Parties of each of the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)       Assignment and Assumption. The parties to each assignment shall execute and deliver to the Collateral Agent an assignment and assumption reasonably satisfactory to the Collateral Agent (an “Assignment and Assumption”).

(ii)       No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(c)         Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival . All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Sections 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)       Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.08 Governing Law; Jurisdiction; Etc.

(a)       Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas.

(b)       Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Texas sitting in Collin County, Texas, and of the United States District Court in Collin County, Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)       Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11 PATRIOT Act. The Lender party hereto subject to the PATRIOT Act hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TORCHLIGHT ENERGY RESOURCES, INC.,
a Nevada corporation

By	/s/ John Brda
John Brda
President

SUBSIDIARIES:

HUDSPETH OIL CORPORATION,
a Texas corporation

By	/s/ John Brda
Name: John Brda
Title: President

TORCHLIGHT ENERGY, INC.,
a Texas corporation

By	/s/ John Brda
Name: John Brda
Title: President

TORCHLIGHT HAZEL, LLC,
a Texas Limited Liability Company

By	/s/ John Brda
Name: John Brda
Title: President

LENDER:

DAVID A. STRAZ, JR. FOUNDATION,
as a Lender

By	/s/ Catherine Lowry Straz
Name: Catherine Lowry Straz
Title: Trustee

By	/s/ Keebler J. Straz
Name: Keebler J. Straz
Title: Trustee

Signature Page - Foundation Note Amendment Agreement

SCHEDULE 1

Lender	Existing Note(s)	Amended and Restated Note(s)	Pro Rata Share
DAVID A. STRAZ, JR. FOUNDATION	12% 2020 Senior Unsecured Note dated April 10, 2017, as amended, in the amount of $4,000,000	Amended and Restated 12% 2020 Senior Secured Promissory Note dated April 24, 2020, in the amount of $4,000,000	32%

EXHIBIT A

FORM OF AMENDED AND RESTATED NOTE